QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(a)

     October 16, 2001

Science Applications
International Corporation
10260 Campus Point Drive
San Diego, CA 92121

Re:  SCIENCE APPLICATIONS INTERNATIONAL CORPORATION File No. 333-67696

Gentlemen:

    I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters." In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the commission thereunder.

                      Very truly yours,

                      /s/ DOUGLAS E. SCOTT

                      Douglas E. Scott
                      Senior Vice President
                      and General Counsel

QuickLinks

  Exhibit 23(a)